    As filed with the Securities and Exchange Commission on August 11, 1999
                           Registration No.__________


                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C.

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               Tasty Fries, Inc.
             (Exact name of Registrant as specified in its charter)

        Nevada                                             65-0259052
  (State or other Jurisdiction                             (IRS employer
  of incorporation or Organization)                        Identification
                                                           number)
               650 Sentry Parkway, Suite One, Blue Bell, PA 19422 (Address of Principal Executive Offices, including zip code)

                            STOCK GRANTS PURSUANT TO
                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                            (Full Title of Plan(s))

                           Edward C. Kelly, President
                               Tasty Fries, Inc.
                         650 Sentry Parkway, Suite One
                              Blue Bell, PA 19422
                    (Name and Address of Agent for Service)
                                  610-941-2109
         (Telelphone Number, including Area Code, of Agent for Service)

                                 Louis M. Kelly
                          Law Office of Louis M. Kelly
                               616 DeKalb Street
                              Norristown, PA 19422
                                 (610) 272-0690

                         CALCULATION OF REGISTRATION FEE

TITLE OF             AMOUNT         PROPOSED        PROPOSED      AMOUNT OF
SECURITIES TO BE     TO BE          MAXIMUM         MAXIMUM       REGISTRATION
REGISTERED           REGISTERED     OFFERING PRICE  AGGREGATE     FEE
                                    PER SHARE (1)   OFFERING
                                                    PRICE(1)
--------------------------------------------------------------------------------
Common
Stock, $.0001
Par Value           1,050,000        $.47           $493,500     $ 291.90
--------------------------------------------------------------------------------
                                                       TOTAL     $ 291.90


  (1) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c).

     EXPLANATORY NOTE:

          In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stocks of Tasty Fries, Inc. (the "Registrant") pursuant to the Resolutions of the Board of Directors of the Registrant on August 6, 1999.

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRANT STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (b) are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.

     (a) The Registrant s latest annual report, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant s latest fiscal year for which such statements have been filed or (2) the Registrants effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant s latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

ITEM 4.        DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.

     As permitted by the Nevada General Corporation Law Section 78.751 thereof, the Registrant shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same shall be added and supplemented, indemnify any and all persons who shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for therein shall not be deemed exclusive of any other right to which any persons may be entitled under any By-Law, resolution or shareholders, resolution of directors, agreement or otherwise, as permitted by said articles, as to action in any capacity in which he served at the request of the Company.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.        EXHIBITS

ITEM NO.                 DESCRIPTION
--------                 -----------

    4.1   Copy of the Resolutions of the Board of Directors dated August 6, 1999.

    5 Opinion dated August 6, 1999 of Louis M. Kelly, Esq. relating to the issuance of shares of Common Stock pursuant to the Resolutions of the Board of Directors dated August 6, 1999.

    23.1  Consent of Louis M. Kelly, Esq. included in the Opinion filed as
          Exhibit 5 hereto.

    23.2  Consent of Schiffman Hughes and Brown, Independent Certified
          Accountants.


ITEM 9.         UNDERTAKINGS

          (1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (b) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the Registrant s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of each securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person is in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, State of Pennsylvania, on this 9th day of August, 1999.



                                                 TASTY FRIES, INC.


                                                 By:/s/ Edward C. Kelly
                                                    ----------------------------
                                                 Edward C. Kelly, President
                                                 and Principal Financial Officer


 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Edward C. Kelly
--------------------
Edward C. Kelly               Director            August 9, 1999


/s/ Leonard Klarich
--------------------
Leonard Klarich               Director            August 9, 1999


/s/ Jurgen Wolf
--------------------
Jurgen Wolf                   Director            August 9, 1999


/s/ Ian Lambert
--------------------
Ian Lambert                   Director            August 9, 1999



/s/ Kurt Ziemer
--------------------
Kurt Ziemer                   Director            August 9, 1999

                                 EXHIBIT INDEX

EXHIBIT NUMBER                     DESCRIPTION
--------------                     -----------


 4.1              Copy of Resolution of the Board of Directors datedAugust 9, 1999

 5                Opinion dated August 9, 1999 of Louis M. Kelly, Esq. relating to the issuance of shares of Common Stock pursuant to the Resolutions of the
                  Board of Directors dated August 9, 1999.

 23.1             Consent of Louis M. Kelly, Esq. included in the Opinion filed as
                  Exhibit 5 hereto.

 23.2             Consent of Schiffman Hughes and Brown, Independent Certified Public
                  Accountants.